UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 3, 2015

DATARAM CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Alexander Road, Suite 100, Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 799-0071

Route 571, P.O. Box 7258, Princeton, NJ 08543-7528

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 3, 2015, Dataram Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The following proposals were voted on by the shareholders of record of the Company at the Annual Meeting. At the Annual Meeting, a total of 3,288,823 shares of common stock, or 83.8% of the Company’s common stock issued and outstanding as of the record date for the Annual Meeting, were represented in person or by proxy. Additionally, 524,600 shares of Series A Convertible Preferred Stock, voting on an as-converted basis subject to certain voting limitation set forth in the governing Certificates of Designation, was represented in person or by proxy and was eligible to vote solely with respect to Proposal 1. All of the proposals were approved, except for Proposal No. 9, which did not receive the required number of votes, as further set forth below.

Set forth below is a brief description of each matter voted upon at the Annual Meeting and the voting results with respect to each matter.

1)      To elect the four (4) persons named herein as nominees for directors of the Company, to hold office until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified;

Class or Series

Common Stock and Series A Convertible Preferred Stock

Nominee	Votes For	Votes Against	Abstain	Broker Non-Votes
David A. Moylan	1,790,131	62,935	14,975	1,420,782
Trent E. Davis	1,784,587	58,788	25,176	1,420,272
Edward M. Karr	1,785,006	58,369	25,266	1,420,182
Michael E. Markulec	1,188,067	59,233	627,060	1,414,463

The nominees were elected.

2)      To ratify the appointment of Anton & Chia LLP as the Company’s independent public accounting firm for the fiscal year ending April 30, 2016;

Class or Series	Votes For	Votes Against	Abstain
Common	3,073,516	144,086	65,076

The proposal was approved.

3) To approve, on an advisory basis, the executive compensation of the Company’s executive officers for the year ended April 30, 2016;

Class or Series	Votes For	Votes Against	Abstain
Common	1,732,089	108,176	28,376

The proposal was approved

4)      To approve amendments to the Company’s 2014 Equity Incentive Plan to (i) increase the number of shares of common stock reserved for issuance thereunder to 520,000 from 250,000 and (ii) to limit the eligibility of the 2014 Equity Incentive Plan to directors, executive officers and employees of the Company;

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	1,713,648	125,658	29,315	1,420,202

The proposal was approved.

5)      To approve an amendment to the Company’s Certificate of Incorporation to change the par value of the Company’s common stock to $0.001 per share from $1.00 per share;

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	2,449,095	671,246	134,044	34,438

The proposal was approved.

6)      To approve the reincorporation of the Company to the State of Nevada from the State of New Jersey;

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	1,592,332	249,684	26,422	1,420,385

The proposal was approved.

7)      To grant the Board of Directors the authority, in its sole direction, to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of not less than one-for-two and not more than one-for-ten at any time prior to December 3, 2016;

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	2,338,413	866,594	49,878	33,938

The proposal was approved.

8)      To approve the issuance of securities in one or more non-public offerings where the maximum discount at which securities will be offered will be equivalent to 30% below the market price of the Company’s common stock in accordance with NASDAQ Marketplace Rule 5635(d);

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	1,694,421	151,116	23,404	1,419,882

The proposal was approved.

9)      To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock to 100,000,000 shares from 54,000,000 and 15,000,000 shares from 5,000,000 shares, respectively.

Class or Series	Votes For	Votes Against	Abstain	Broker Non-Votes
Common	1,572,959	278,437	17,245	1,420,182

The proposal was not approved.

Item 8.01 Other Events

On December 8, 2015, the Company issued a press release announcing the results of Company’s Annual Meeting of Shareholders. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION
(Registrant)

Date: December, 8, 2015
/s/ DAVID A. MOYLAN
(Signature)
David A. Moylan
Chief Executive Officer